Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Fourth Quarter and Fiscal Year 2014 Financial Results

Fourth Quarter 2014 Revenue Grows Approximately 3 Percent Year-over-Year to $32.5 Million, Bringing Full-Year 2014

Revenue to $133.1 Million, Representing Growth of 11.3 Percent

Carlsbad, Calif. – February 9, 2015 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the fourth quarter and year ended December 31, 2014.

Management Commentary

“We are pleased to announce that in the fourth quarter, we realized revenue of $32.5 million, consistent with our prior guidance, and representing growth of three percent year-over-year. These results bring to close a successful year in which we grew our annual revenue by 11 percent and delivered strong cash flow from operations of approximately $12.2 million, or 9.2 percent of revenue,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

“Our revenue growth in 2014 reflected continued momentum in cable across both DOCSIS 3.0 modems and gateways, along with double-digit growth of our terrestrial revenues driven by strong shipments of ISDB-T tuner-demodulator receiver shipments into pay TV operators in Latin America, as well as continued gains in hybrid television.”

“Entering 2015, we are experiencing growing shipments and backlog for our technology-leading satellite gateway and digital channel-stacking solutions. We believe our satellite gateway and digital outdoor unit products constitute the next major growth driver for MaxLinear for the next several years,” continued Dr. Seendripu.

“We are excited about the significant progress we have made in implementing our strategy of opening up large new addressable markets for our RF and analog/mixed signal technology platform, primarily in wireless and wireline network infrastructure. In the fourth quarter of 2014, we closed the acquisition of Physpeed, a privately held developer of high-speed physical layer optical interconnect products addressing emerging 100 Gigabit software-defined networking (SDN) applications in the enterprise, datacom, and telecommunications infrastructure markets.”

“Earlier this month, we announced that we had entered a definitive agreement to acquire Entropic Communications, a pioneer in MoCA and analog channel stacking switches for the satellite pay-TV market. Combined with our organic growth initiatives addressing wireless microwave backhaul applications, we believe we have set a stage for strong future growth, while diversifying revenues across broadband and infrastructure markets. We are very proud of the progress we have made in establishing MaxLinear as a broad-based leader in RF and analog/mixed signal technology products. As we enter 2015, we couldn’t be more excited for the future of MaxLinear.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the fourth quarter of 2014 was $32.5 million, a decrease of 0.2 percent compared to the third quarter of 2014, and an increase of 2.9 percent compared to the fourth quarter of 2013. Gross profit for the fourth quarter of 2014 was 60.8 percent of revenue, compared to 61.2 percent for the third quarter of 2014, and 60.6 percent for the fourth quarter of 2013.

Net loss for the fourth quarter of 2014 was $2.4 million, or $0.06 per share (diluted), compared to net loss of $3.2 million, or $0.09 per share (diluted), for the third quarter of 2014, and net loss of $2.6 million, or $0.08 per share (diluted), for the fourth quarter of 2013.

Cash flow used in operations for the fourth quarter of 2014 totaled $5.8 million, compared to cash flow provided by operations of $6.4 million for the third quarter of 2014, and $2.8 million for the fourth quarter of 2013.

Cash, cash equivalents and investments totaled $79.4 million at December 31, 2014, compared to $93.9 million at September 30, 2014, and $86.4 million at December 31, 2013.

Net revenue for the year ended December 31, 2014 was $133.1 million, an increase of 11.3 percent compared to the year ended December 31, 2013. Gross profit for the year ended December 31, 2014 was 61.6 percent of revenue, compared to 61.0 percent for the year ended December 31, 2013. Net loss for the year ended December 31, 2014 was $7.0 million, or $0.19 per share (diluted), compared to $12.7 million, or $0.37 per share (diluted), for the year ended December 31, 2013. Cash flow provided by operations for the year ended December 31, 2014 totaled $12.2 million, compared to $12.9 million for the year ended December 31, 2013.

Non-GAAP Results

Non-GAAP gross profit for the fourth quarter of 2014 was 60.9 percent of revenue, compared to 61.3 percent for the third quarter of 2014, and 60.8 percent for the fourth quarter of 2013.

Non-GAAP net income for the fourth quarter of 2014 was $2.1 million, or $0.05 per share (diluted), compared to $1.7 million, or $0.04 per share (diluted), for the third quarter of 2014, and $2.3 million, or $0.06 per share (diluted), for the fourth quarter of 2013.

Non-GAAP gross profit for the year ended December 31, 2014 was 61.7 percent, compared to 62.0 percent for the year ended December 31, 2013. Non-GAAP net income for the year ended December 31, 2014 was $12.5 million, or $0.32 per share (diluted), compared to $11.5 million, or $0.32 per share (diluted), for the year ended December 31, 2013.

First Quarter 2015 Revenue Guidance

We expect revenue in the first quarter of 2015 to be between $34 million and $35 million and both GAAP and non-GAAP gross profit percentage to be approximately 61 to 62 percent of revenue.

Conference Call Details

MaxLinear will host its fourth quarter 2014 financial results conference call today, February 9, 2015 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-510-1765 / International: 1-719-325-2428 with conference ID: 2285675. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available as soon as reasonably practicable after the call at http://investors.maxlinear.com until February 23, 2015.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for first quarter 2015 revenue and gross profit percentage); trends and growth opportunities in specific product markets for cable, terrestrial, satellite, and other applications; and opportunities associated with new product offerings and our strategy to expand our addressable market, including our recent acquisition of Physpeed and our entering a definitive agreement to acquire Entropic. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; potential uncertainties arising from continued consolidation among cable television operators; integration risks associated with our acquisition of Physpeed; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. Risks relating to our potential acquisition of Entropic include the potential failure of MaxLinear’s or Entropic’s stockholders to approve the proposed merger transaction; the potential failure to obtain regulatory approvals related to the transaction; the challenges and costs of closing, integrating, restructuring, and achieving currently anticipated synergies; the ability to retain key employees, customers, and suppliers of Entropic or MaxLinear while the acquisition is pending and thereafter; and other factors generally affecting the business, operating results, and financial condition of either MaxLinear or Entropic or the combined company . In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2013; our subsequent Quarterly Reports on Form 10-Q; and our Current Reports on Form 8-K. In addition, when available, investors should review the information to be set forth under the caption “Risk Factors” in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2014, which MaxLinear expects to file with the SEC in February 2015. All forward-looking statements are based on the estimates, projections and assumptions of management as of February 9, 2015, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2014, which if achieved we intend to settle in stock in 2015; (iii) an accrual related to our performance based bonus plan for 2013, which was settled in stock in May 2014; (iv) impairment of production masks; (v) amortization of purchased intangible assets; (vi) acquisition costs related to our recently completed acquisition of Physpeed and our potential acquisition of Entropic; (vii) restricted merger proceeds; and (viii) professional fees and settlement costs related to our previously disclosed IP litigation matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2014 and 2013. Bonus payments for the 2013 performance period were settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2014, and we currently expect that any bonus payments under our 2014 programs will also be settled in stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Restricted stock units to be granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to impairment of production masks reflect costs that were previously capitalized but for which future use is no longer expected.

Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition costs primarily consisting of professional fees and restricted merger proceeds which represent merger proceeds held back from the owners of Physpeed which will be paid on a quarterly basis through October 31, 2016.

Expenses incurred in relation to our intellectual property litigation include professional fees incurred and a one-time settlement payment.

The acquisition of Physpeed resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit for income taxes for the three and twelve months ended December 31, 2014.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger with Entropic Communications or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger with Entropic Communications, MaxLinear intends to file a registration statement on Form S-4 with the SEC, which will include a preliminary prospectus and related materials to register the shares of MaxLinear Class A Common Stock to be issued in the merger, and MaxLinear and Entropic intend to file a joint proxy statement/prospectus and other documents concerning the proposed merger with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAXLINEAR, ENTROPIC, AND THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when they are available) and any other documents filed by MaxLinear and Entropic with the SEC at the SEC’s website at www.sec.gov. They may also be obtained for free by contacting MaxLinear Investor Relations at http://investors.maxlinear.com/, IR@MaxLinear.com or by telephone at (760) 517-1112 or by contacting Entropic Investor Relations at http://ir.entropic.com/, ir@entropic.com or by telephone at (858) 768-3852. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

Each of Entropic and MaxLinear and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MaxLinear or Entropic security holders in connection with the proposed merger will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information regarding Entropic’s executive officers and directors is included in Entropic’s Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on April 3, 2014, and its Current Report on Form 8-K, filed with the SEC on November 10, 2014, and information regarding MaxLinear’s executive officers and directors is included in MaxLinear’ Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on April 17, 2014 and its Current Report on Form 8-K, filed with the SEC on December 16, 2014. Copies of the foregoing documents may be obtained as provided above. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. The interests of such persons may differ from the interests of MaxLinear or Entropic stockholders generally.

MaxLinear, Inc. Investor Relations Contact:

Brian Nugent

Finance and Investor Relations Manager

Tel: 949-333-0237

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 949-333-0092

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Net revenue	$32,478	$32,541	$31,574
Cost of net revenue	12,728	12,632	12,450

Gross profit	19,750	19,909	19,124
Operating expenses:
Research and development	14,681	14,957	14,737
Selling, general and administrative	9,601	8,141	7,045

Total operating expenses	24,282	23,098	21,782

Loss from operations	(4,532)	(3,189)	(2,658)
Interest income	54	61	52
Interest expense	(15)	—	—
Other expense, net	(29)	(49)	(5)

Loss before income taxes	(4,522)	(3,177)	(2,611)
Provision (benefit) for income taxes	(2,160)	28	36

Net loss	$(2,362)	$(3,205)	$(2,647)

Net loss per share:
Basic	$(0.06)	$(0.09)	$(0.08)

Diluted	$(0.06)	$(0.09)	$(0.08)

Shares used to compute net loss per share:
Basic	37,496	36,901	34,939

Diluted	37,496	36,901	34,939

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2014	2013
Net revenue	$133,112	$119,646
Cost of net revenue	51,154	46,683

Gross profit	81,958	72,963
Operating expenses:
Research and development	56,625	53,132
Selling, general and administrative	34,191	32,181

Total operating expenses	90,816	85,313

Loss from operations	(8,858)	(12,350)
Interest income	236	222
Interest expense	(15)	(4)
Other expense, net	(108)	(199)

Loss before income taxes	(8,745)	(12,331)
Provision (benefit) for income taxes	(1,704)	402

Net loss	$(7,041)	$(12,733)

Net loss per share:
Basic	$(0.19)	$(0.37)

Diluted	$(0.19)	$(0.37)

Shares used to compute net loss per share:
Basic	36,472	34,012

Diluted	36,472	34,012

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Operating Activities
Net loss	$(2,362)	$(3,205)	$(2,647)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	1,580	1,322	799
Amortization of investment premiums, net	146	168	233
Stock-based compensation	3,928	4,002	3,395
Deferred income taxes	(2,292)	—	(166)
Gain on sale of available-for-sale securities	(3)	—	—
Impairment of long-lived assets	21	8	2
Changes in operating assets and liabilities:
Accounts receivable	2,379	233	(1,184)
Inventory	(1,213)	187	(357)
Prepaid and other assets	(350)	(60)	(164)
Accounts payable, accrued expenses and other current liabilities	17	(1,086)	22
Accrued compensation	241	1,461	586
Deferred revenue and deferred profit	(1,273)	2,256	(396)
Accrued price protection liability	(6,467)	973	2,520
Other long-term liabilities	(120)	102	180

Net cash provided by (used in) operating activities	(5,768)	6,361	2,823
Investing Activities
Purchases of property and equipment	(1,033)	(3,126)	(529)
Cash used in acquisition	(9,136)	—	—
Purchases of available-for-sale securities	(20,245)	(6,693)	(13,820)
Maturities of available-for-sale securities	21,277	6,900	10,200

Net cash used in investing activities	(9,137)	(2,919)	(4,149)
Financing Activities
Net proceeds from issuance of common stock	1,720	25	1,401
Minimum tax withholding paid on behalf of employees for restricted stock units	(169)	(653)	(129)

Net cash provided by (used in) financing activities	1,551	(628)	1,272

Effect of exchange rate changes on cash and cash equivalents	(5)	(7)	4
Increase (decrease) in cash and cash equivalents	(13,359)	2,807	(50)
Cash and cash equivalents at beginning of period	34,055	31,248	26,500

Cash and cash equivalents at end of period	$20,696	$34,055	$26,450

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2014	2013
Operating Activities
Net loss	$(7,041)	$(12,733)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	5,107	3,715
Amortization of investment premiums, net	724	974
Stock-based compensation	15,008	12,986
Deferred income taxes	(2,281)	(166)
Gain on sale of available-for-sale securities	(3)	—
Impairment of long-lived assets	29	1,231
Changes in operating assets and liabilities:
Accounts receivable	1,982	(5,500)
Inventory	(757)	(141)
Prepaid and other assets	(752)	(308)
Accounts payable, accrued expenses and other current liabilities	83	(627)
Accrued compensation	3,911	5,587
Deferred revenue and deferred profit	961	362
Accrued price protection liability	(4,999)	7,137
Other long-term liabilities	262	373

Net cash provided by operating activities	12,234	12,890
Investing Activities
Purchases of property and equipment	(8,800)	(3,162)
Purchases of intangible assets	—	(955)
Cash used in acquisition	(9,136)	—
Purchases of available-for-sale securities	(56,702)	(70,620)
Maturities of available-for-sale securities	57,172	65,200

Net cash used in investing activities	(17,466)	(9,537)
Financing Activities
Payments on capital leases	—	(2)
Net proceeds from issuance of common stock	3,304	2,647
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,810)	(1,375)

Net cash provided by (used in) financing activities	(506)	1,270

Effect of exchange rate changes on cash and cash equivalents	(16)	17
Increase (decrease) in cash and cash equivalents	(5,754)	4,640
Cash and cash equivalents at beginning of period	26,450	21,810

Cash and cash equivalents at end of period	$20,696	$26,450

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2014	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$20,696	$34,055	$26,450
Short-term investments, available-for-sale	48,399	47,740	35,494
Accounts receivable, net	18,523	20,455	20,058
Inventory	10,858	9,576	10,032
Prepaid expenses and other current assets	2,438	2,074	1,682

Total current assets	100,914	113,900	93,716
Property and equipment, net	12,441	10,125	5,511
Long-term investments, available-for-sale	10,256	12,122	24,410
Intangible assets	10,386	511	749
Goodwill	1,201	—	—
Other long-term assets	513	542	543

Total assets	$135,711	$137,200	$124,929

Liabilities and stockholders’ equity
Current liabilities	$33,246	$39,691	$37,158
Other long-term liabilities	3,363	1,475	1,097
Total stockholders’ equity	99,102	96,034	86,674

Total liabilities and stockholders’ equity	$135,711	$137,200	$124,929

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
GAAP net loss	$(2,362)	$(3,205)	$(2,647)
Stock-based compensation:
Cost of net revenue	35	35	29
Research and development	2,534	2,574	2,163
Selling, general and administrative	1,359	1,393	1,203

Total stock-based compensation	3,928	4,002	3,395
Share-based bonus plan*:
Cost of net revenue	6	—	18
Research and development	790	6	925
Selling, general and administrative	328	65	498

Total share-based bonus plan	1,124	71	1,441
Amortization of purchased intangible assets	45	—	—
Acquisition costs	242	—	—
Restricted merger proceeds	139	—	—
IP litigation costs, net	1,302	876	99
Release of valuation allowance due to net deferred tax liability acquired	(2,335)	—	—

Non-GAAP net income	$2,083	$1,744	$2,288

Shares used in computing non-GAAP basic net income per share	37,496	36,901	34,939

Shares used in computing GAAP diluted net loss per share	37,496	36,901	34,939
Dilutive common stock equivalents	1,683	2,357	2,529

Shares used in computing non-GAAP diluted net income per share	39,179	39,258	37,468

Non-GAAP basic net income per share	$0.06	$0.05	$0.07

Non-GAAP diluted net income per share	$0.05	$0.04	$0.06

*	Share-based bonus plan for the three months ended December 31, 2014 and September 30, 2014 relates to an accrual related to our performance based bonus plan for 2014, which will be settled in stock in 2015. In addition, the share-based bonus plan for the three months ended December 31, 2014 includes $0.3 million related to an accrual for restricted stock unit awards to be granted to Physpeed continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones. Share-based bonus plan for the three months ended December 31, 2013 relates to an accrual related to our performance based bonus plan for 2013, which was settled in stock in May 2014.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Year Ended December 30,
	2014	2013
GAAP net loss	$(7,041)	$(12,733)
Stock-based compensation:
Cost of net revenue	131	108
Research and development	9,686	8,258
Selling, general and administrative	5,191	4,620

Total stock-based compensation	15,008	12,986
Share-based bonus plan*:
Cost of net revenue	28	60
Research and development	1,944	3,380
Selling, general and administrative	1,330	1,674

Total share-based bonus plan	3,302	5,114
Impairment of production masks	—	1,098
Amortization of purchased intangible assets	45	—
Acquisition costs	242	—
Restricted merger proceeds	139	—
IP litigation costs, net**	3,186	4,998
Release of valuation allowance due to net deferred tax liability acquired	(2,335)	—

Non-GAAP net income	$12,546	$11,463

Shares used in computing non-GAAP basic net income per share	36,472	34,012

Shares used in computing GAAP diluted net loss per share	36,472	34,012
Dilutive common stock equivalents	2,418	1,863

Shares used in computing non-GAAP diluted net income per share	38,890	35,875

Non-GAAP basic net income per share	$0.34	$0.34

Non-GAAP diluted net income per share	$0.32	$0.32

*	Share-based bonus plan for the year ended December 31, 2014 primarily relates to an accrual related to our performance based bonus plan for 2014, which will be settled in stock in 2015. In addition, the share-based bonus plan for the year ended December 31, 2014 includes $0.3 million related to an accrual for restricted stock unit awards to be granted to Physpeed continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones. Share-based bonus plan for the year ended December 31, 2013 relates to an accrual related to our performance based bonus plan for 2013, which was settled in stock in May 2014.
**	IP litigation costs, net for the year ended December 31, 2013 includes the one-time payment of $1.25 million in connection with the settlement agreement.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
GAAP gross profit as a % of revenue	60.8%	61.2%	60.6%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	—%	0.1%

Non-GAAP gross profit as a % of revenue	60.9%	61.3%	60.8%

GAAP loss from operations as a % of revenue	(14.0)%	(9.8)%	(8.4)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	7.8%	7.9%	6.9%
Selling, general and administrative	4.2%	4.3%	3.8%
Share-based bonus plan:
Cost of net revenue	—%	—%	0.1%
Research and development	2.4%	—%	2.9%
Selling, general and administrative	1.0%	0.2%	1.5%
Amortization of purchased intangible assets	0.1%	—%	—%
Acquisition costs	0.7%	—%	—%
Restricted merger proceeds	0.4%	—%	—%
IP litigation costs, net	4.0%	2.7%	0.3%

Non-GAAP income from operations as a % of revenue	6.7%	5.4%	7.2%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Year Ended December 31,
	2014	2013
GAAP gross profit as a % of revenue	61.6%	61.0%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	—%
Impairment of production masks	—%	0.9%

Non-GAAP gross profit as a % of revenue	61.7%	62.0%

GAAP loss from operations as a % of revenue	(6.7)%	(10.3)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	7.3%	6.9%
Selling, general and administrative	3.9%	3.9%
Share-based bonus plan:
Cost of net revenue	—%	—%
Research and development	1.5%	2.8%
Selling, general and administrative	1.0%	1.4%
Impairment of production masks	—	0.9%
Amortization of purchased intangible assets	—%	—%
Acquisition costs	0.2%	—%
Restricted merger proceeds	0.1%	—%
IP litigation costs, net	2.4%	4.2%

Non-GAAP income from operations as a % of revenue	9.8%	9.9%